EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Reliant Energy, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-107295 and 333-107296) and on Form S-8 (No. 333-60124, 333-60328, 333-74754, 333-74790, 333-86608, 333-86610, 333-86612, 333-98273, 333-101471, 333-101473, 333-106097, and 333-106098) of Reliant Energy, Inc. of our:
Report dated February 28, 2009, with respect to (i) the consolidated balance sheets of Reliant Energy, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule and (ii) the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting in 2008 for fair value measurements of financial instruments and fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement and related amounts recognized upon payment or receipt of cash collateral. In addition, the Company changed its accounting for income tax uncertainties in 2007.
Report dated February 28, 2009, with respect to the consolidated balance sheets of RERH Holdings, LLC and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, members’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting in 2008 for fair value measurements of financial instruments and fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement and related amounts recognized upon payment or receipt of cash collateral. In addition, the Company changed its accounting for income tax uncertainties in 2007.
Report dated February 28, 2009, with respect to the consolidated balance sheets of Reliant Energy Mid-Atlantic Power Holdings, LLC and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, member’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting in 2008 for fair value measurements of financial instruments and fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement and related amounts recognized upon payment or receipt of cash collateral. In addition, the Company changed its accounting for income tax uncertainties in 2007.
Report dated February 28, 2009, with respect to the consolidated balance sheets of Orion Power Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Reliant Energy, Inc. Our report with respect to the consolidated financial statements refers to changes in accounting for income tax uncertainties in 2007.

KPMG LLP

Houston, Texas
February 28, 2009